GOODWIN PROCTER LLP
                                COUNSELORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881


                                  March 2, 2004

VIA EDGAR
---------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Rogers Corporation
                  Preliminary Proxy Materials
                  ---------------------------

Ladies and Gentlemen:

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, transmitted herewith for filing on behalf of Rogers Corporation (the "Company") is the Company's proxy statement (the "Proxy Statement"), including forms of proxy, to be furnished to the Company's stockholders in connection with its annual meeting of stockholders. At the annual meeting, stockholders of the Company will be asked to consider and vote upon proposals to (i) fix the number of directors at nine, (ii) elect nine directors, (iii) ratify the appointment of the Company's independent auditors, and (iv) amend the Company's by-laws to change the mandatory retirement age of directors.

     As required by Rule 14a-6(d) promulgated under the Exchange Act, please note that the Company currently intends to send definitive copies of the Proxy Statement to its stockholders on or about March 22, 2004, or such earlier time as the Commission may authorize.

     If you have any questions or require any further information, please contact me at (617) 570-1572.

                                                            Very truly yours,

                                                            /s/  Scott F. Duggan

                                                                 Scott F. Duggan

Enclosures

                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [X]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [ ]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ROGERS CORPORATION
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------

Preliminary Copies

                                [LOGO] ROGERS
                                       CORPORATION

One Technology Drive / P.O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


The Annual Meeting of Stockholders of Rogers Corporation, a Massachusetts corporation, will be held on ________, April , 2004, at 10:30 A.M. on the 26th floor of Fleet Bank (which at the time of the annual meeting may be known as Bank of America), 777 Main Street, Hartford, Connecticut, for the following purposes:

1.   To fix the number of directors at nine.

2.   To elect the members of the board of directors for the ensuing year.

3. To ratify the appointment of Ernst & Young LLP as the independent auditors of Rogers Corporation for the fiscal year ending January 2, 2005.

4. To approve the proposed amendment to the By-Laws of Rogers Corporation relating to the retirement age of directors.

5.   To transact such other business as may properly come before the meeting.

Stockholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on March , 2004, the record date fixed by the board of directors for such purpose.

Regardless of whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly signing, dating and returning your proxy card in the enclosed pre-addressed, postage-paid return envelope. If your shares are registered in the name of a bank or brokerage firm, you may be able to vote your shares electronically over the internet or by telephone. If for any reason you desire to revoke or change your proxy, you may do so at any time before it is voted. The enclosed proxy is solicited by the board of directors of Rogers Corporation.

We cordially invite you to attend the meeting.


By Order of the Board of Directors
Robert M. Soffer, Clerk
March   , 2004

Proxy Statement Table of Contents

Page

2     Proposal 1:  Fixing Size of Board of Directors
3     Proposal 2:  Election of Directors
5     Stock Ownership of Management
6     Beneficial Ownership of More Than Five Percent of Rogers Stock
7     Corporate Governance Practices
8     Board of Directors
8        Independence of Board of Directors
8        Meetings; Certain Committees
10       Directors' Compensation
11       Audit Committee Report
12    Executive Compensation
12       Summary Compensation Table
14       Option Grants in Last Fiscal Year
15       Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values
16       Retirement Plans
18       Equity Compensation Plan Information
19       Compensation and Organization Committee Report
22       Performance Graph
23    Termination of Employment and Change of Control Arrangements
23    Section 16(a) Beneficial Ownership Reporting Compliance
24    Proposal 3:  Ratification of Appointment of Independent Auditors
26    Proposal 4:  Approval of a By-Law Amendment
27    Proposals of Stockholders
27    Solicitation of Proxies
27    "Householding" of Proxy Materials
28    Communications with Members of the Board of Directors
28    Availability of Certain Documents
A-1   Appendix A:  Rogers Corporation Corporate Governance Guidelines
B-1   Appendix B:  Rogers Corporation Audit Committee Charter

Preliminary Copies

                                [LOGO] ROGERS
                                       CORPORATION

One Technology Drive / P.O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605


Proxy Statement - March   , 2004


We are providing you with this proxy statement and the enclosed proxy card in connection with the solicitation of proxies by the board of directors of Rogers Corporation for the Annual Meeting of Stockholders to be held on _____, April , 2004, at 10:30 A.M. on the 26th floor of Fleet Bank (which at the time of the annual meeting may be known as Bank of America), 777 Main Street, Hartford, Connecticut.

If you are a stockholder of record as of the close of business on March , 2004, you are entitled to vote at the meeting and any adjournment thereof. As of that date, _______ shares of capital stock, $1 par value per share, of Rogers were outstanding. You are entitled to one vote for each share owned. Execution of a proxy will not in any way affect your right to attend the meeting and vote in person. Any stockholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Clerk of Rogers, by executing a proxy with a later date, or by attending and voting at the meeting.

If you sign your proxy card, but do not give voting instructions, the proxy will be voted: (1) FOR fixing the number of directors for the ensuing year at nine,
(2) FOR the election of the nominees to the board of directors shown under the heading "NOMINEES FOR DIRECTOR", (3) FOR the ratification of Ernst & Young LLP as the independent auditors of Rogers Corporation for the fiscal year ending January 2, 2005 and (4) FOR approval of the By-Law amendment relative to the retirement age for directors.

The presence, in person or by proxy, of the holders of a majority of the shares of capital stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the stock exchange applicable to member firms, brokers will have discretionary authority to vote shares held in their name to fix the size of the board and for the election of directors even if they do not receive instructions from the beneficial owners.

With regard to each of the fixing of the number of directors, the ratification of the Company's independent auditors and the approval of the amendment of the Company's By-Laws, votes may be cast for or against such proposal or you may abstain from voting on the proposal. With regard to the election of directors, votes may be cast for all nominees or withheld from all nominees or any particular nominee. Votes withheld in connection with the election of one or more directors will not be counted as votes cast for such individuals. Those nominees receiving the nine highest number of votes at the meeting will be elected, even if such votes do not constitute a majority of the votes cast.

We do not expect any matters other than those set forth in the accompanying Notice of Annual Meeting of Stockholders to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies properly executed and received will be voted with respect to this matter in accordance with the judgment of the persons named as proxies.

This proxy statement and the accompanying proxy are first being mailed to you on or about March , 2004. In addition, we are enclosing a copy of our 2003 annual report.

Proposal 1: Fixing Size of Board of Directors


Purpose and Summary

The By-Laws of Rogers Corporation provide that the stockholders of Rogers are entitled to fix the number of directors that serve on the Rogers board of directors. At Rogers 2003 Annual Meeting of Stockholders, the stockholders voted in favor of fixing the number of directors for the ensuing year at nine. As permitted by Rogers' By-Laws, Rogers board of directors enlarged the board from nine members to ten members effective April 1, 2004 in order to add the incoming Chief Executive Officer of Rogers to the board of directors effective at that date. This enlargement of the board of directors was intended to be temporary. Mr. Harry H. Birkenruth, a current director of Rogers, is retiring from the board of directors in connection with the 2004 Annual Meeting of Stockholders and will not be standing for re-election. Mr. Birkenruth's retirement will result in a vacancy on the board of directors unless the number of directors is fixed at nine at the upcoming annual meeting. Accordingly, the board of directors is proposing that the size of the board of directors be fixed at nine members for the ensuing year effective as of the 2004 Annual Meeting of Stockholders.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on this proposal shall constitute approval of the fixing of the number of directors at nine.

The board of director recommends a vote FOR fixing the number of directors at nine.

Proposal 2: Election of Directors

The directors of Rogers are elected annually by stockholders and hold office until the next Annual Meeting of Stockholders and thereafter until their successors have been elected and qualified. The board of directors has been advised that each nominee will serve if elected. If any of these nominees should become unavailable for election, proxies will be voted for the election of such other person, or for fixing the number of directors at a lesser number, as the board of directors may recommend. All of the nominees are currently directors of Rogers and were elected to their present term of office at the April 2003 Annual Meeting of Stockholders, except for Mr. Wachob, who has been nominated for the first time. Mr. Boomer is scheduled to retire as Chairman of the Board of Directors and Chief Executive Officer of Rogers Corporation on April 1, 2004, although he will remain a director of Rogers after his retirement. In contemplation of his retirement, the board of directors, on February 19, 2004, voted to elect Mr. Wachob Chief Executive Officer of Rogers Corporation and to appoint him to the board of directors effective April 1, 2004. Therefore, with the passage of time, and barring any unforeseen events, Mr. Wachob will assume these additional positions, including becoming a director, on April 1, 2004.

NOMINEES FOR DIRECTOR

                        Age/Year
                      First Became
Name                    Director    Principal Occupations During the Past Five Years and Other Directorships
-------------------------------------------------------------------------------------------------------------------------------
Leonard M. Baker       69 / 1994    Retired (as of December 2001) Senior Vice President, Chief Technical Officer, June 2000 to
                                    December 2001 and prior to that Vice President Technology, Praxair, Inc.

Walter E. Boomer       65 / 1997    Chief Executive Officer since March 31, 1997, Chairman of the Board of Directors since
                                    April 25, 2002 and prior to that President since March 31, 1997, Rogers Corporation
                                    (scheduled to retire as Chief Executive Officer and Chairman of the Board on April 1, 2004)
                                    ; Director: Baxter International, Inc. and Cytyc Corporation

Edward L. Diefenthal   61 / 1998    Chief Executive Officer and Director, Southern Holdings, LLC

Gregory B. Howey       61 / 1994    President, Director, Okay Industries, Inc.

Leonard R. Jaskol      66 / 1992    Retired (as of December 1998) Chairman, Chief Executive Officer, Director, Lydall, Inc.

Eileen S. Kraus        65 / 2001    Retired (as of July 2000) Chairman, Fleet National Bank - Connecticut, a subsidiary of
                                    FleetBoston Financial Corporation; Director: Kaman Corporation and The Stanley Works

William E. Mitchell    60 / 1994    President and Chief Executive Officer since February 2003, Director, Arrow Electronics,
                                    Inc.; Executive Vice President, September 2001 to January 2003 and Vice President, March
                                    1999 to August 2001, Solectron Corporation and President, Solectron Global Services, Inc.,
                                    March 1999 to January 2003

Robert G. Paul         62 / 2000    Business Unit President and Director, Andrew Corporation since July 2003; President, Chief
                                    Executive Officer, Director, Allen Telecom Inc. from 1991 to July 2003

Robert D. Wachob       57           President and Chief Operating Officer since April 25, 2002, Executive Vice President,
                                    January 27, 2000 to April 25, 2002 and prior to that Senior Vice President, Sales and
                                    Marketing, Rogers Corporation (scheduled to become Chief Executive Officer and director on
                                    April 1, 2004)

Vote Required and Recommendation of the Board of Directors

Directors must be elected by a plurality of the votes cast. This means those nominees receiving the nine highest number of votes at the Annual Meeting of Stockholders will be elected, even if such votes do not constitute a majority of the votes cast.

The board of directors recommends a vote FOR the election of the above named nominees to the board of directors.

Stock Ownership of Management

This table provides information about the beneficial ownership of Rogers capital stock as of March , 2004, by each of the current directors, the executive officers named in the Summary Compensation Table (the "Named Executive Officers") and by all directors and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.

                                                                         Beneficial Ownership
                                                                    -------------------------------
                                                                                                           Total
                                                                        Total           Percent            Stock
Name of Person or Group                                               Shares (1)      of Class (2)      Interest (3)
--------------------------------------------------------------------------------------------------------------------

Leonard M. Baker                                                          43,258           *               43,258
Harry H. Birkenruth(4)                                                    98,166           *              100,426
Walter E. Boomer                                                         204,890         1.25             213,956
Robert C. Daigle                                                          40,267           *               40,267
Edward L. Diefenthal                                                      36,532           *               36,532
Gregory B. Howey                                                          43,270           *               50,646
Leonard R. Jaskol                                                         53,143           *               56,842
Bruce G. Kosa (5)                                                         36,186           *               36,186
Eileen S. Kraus                                                           13,980           *               17,142
William E. Mitchell (5)                                                   35,441           *               35,441
Robert G. Paul                                                            24,178           *               24,178
John A. Richie                                                            66,752           *               66,752
James M. Rutledge                                                          2,896           *                2,896
Robert D. Wachob (5)                                                     223,999         1.37             223,999

All Directors and Executive Officers as a Group
 (16 persons)                                                          1,011,285         5.99           1,036,848


(1) Represents the total number of currently owned shares and shares acquirable within 60 days of March , 2004 through the exercise of stock options. Shares acquirable under stock options exercisable within 60 days for each individual are as follows (last name/number of shares): Baker/35,012; Birkenruth/32,250; Boomer/171,662; Daigle/ 34,081; Diefenthal/32,632;
     Howey/32,250; Jaskol/33,966; Kosa/22,798; Kraus/13,980; Mitchell/27,250;
     Paul/18,064; Richie/52,866; Rutledge/0; Wachob/156,066; and the group of 16 individuals/706,142.

(2) Represents the percent of ownership of total outstanding shares of capital stock with the * indicating that the amount of ownership represents less than 1% of outstanding capital stock.

(3) Includes total beneficial ownership plus the number of shares of capital stock that have been deferred pursuant to Rogers' compensation programs.

(4) Mr. Birkenruth is retiring from the board of directors as of the 2004 annual meeting of stockholders and is not seeking re-election.

(5) Messrs. Kosa, Mitchell and Wachob own, respectively, 8,552; 8,191 and 60,432 shares included above as to which investment and voting power is shared with spouses.

Beneficial Ownership of More Than Five Percent of Rogers Stock

This table provides information regarding beneficial ownership as of December 31, 2003 of each person known to Rogers to own more than 5% of its outstanding capital stock. The information in this table is based upon filings by each such person with the Securities and Exchange Commission on Schedule 13G (including amendments) under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, the beneficial owners have sole voting and investment power with respect to the shares listed below.

                                                                          Shares
                                                                       Beneficially    Percent of
Name and Address of Beneficial Owner                                       Owned        Class (1)
-------------------------------------------------------------------------------------------------

Capital Research and Management Company (2)                             1,606,800           9.9
333 South Hope Street
Los Angeles, California 90071

Lord, Abbett & Co.                                                      1,335,956           8.3
90 Hudson Street
Jersey City, New Jersey 07302

Westcap Investors, LLC (3)                                              1,007,519           6.2
1111 Santa Monica Boulevard, Suite 820
Los Angeles, CA  90025

Westport Asset Management, Inc. (4)                                     1,974,100          12.2
253 Riverside Avenue
Westport, Connecticut 06880



(1)  As of the record date, March , 2004.

(2) Capital Research and Management Company, a registered investment advisor, has investment power with respect to all of the shares listed above. SMALLCAP World Fund, Inc., an investment company which is advised by Capital Research and Management Company, has sole voting power with respect to 856,800 of the shares listed above. Capital Research and Management Company disclaims beneficial ownership of all such shares.

(3) Westcap Investors, LLC., a registered investment advisor, has investment power with respect to all of the shares listed above and has sole voting power with respect to 793,896 of the shares listed above.

(4) Westport Asset Management, Inc., a registered investment advisor, has sole voting and investment power with respect to 164,800 of the shares listed above, has shared voting power with its affiliate Westport Advisers LLC with respect to 1,232,300 of the shares listed above, and has shared investment power with respect to 1,809,300 of the shares listed above. All shares are held in certain discretionary managed accounts. Westport Asset Management, Inc. disclaims beneficial ownership of all such shares.

Corporate Governance Practices

Rogers has long subscribed to sound corporate governance practices. Such basic principles are summarized below and Appendix A contains Rogers' corporate governance guidelines.

     -- The board of directors is accountable to stockholders. Its primary purpose is to oversee management and to assure that the long-term interests of the stockholders are being served.

     --   All directors stand for election annually.

     -- Rogers' board of directors has determined that 7 of its 9 nominees for director, representing a substantial majority of the board, are independent. Rogers corporate governance guidelines require that a majority of the board be independent.

     -- The: (i) Audit, (ii) Compensation and Organization and (iii) Nominating and Governance Committees consist solely of independent directors. The charters of all of the committees of the board of directors are approved by the entire board and clearly establish committee responsibilities.

     -- The Audit Committee has sole responsibility for selecting, engaging, evaluating and terminating Rogers' independent auditors. The Audit Committee also has full responsibility for determining the independent auditors' compensation and oversees and evaluates Rogers' internal audit function. The Audit Committee has more than one member who has accounting or financial management expertise, and has one member who is an "Audit Committee Financial Expert".

     -- The board of directors regularly meets in executive session and there is a "lead director".

     -- The board of directors annually evaluates its own performance. Each of the three independent committees conduct an annual self-evaluation of its respective performance. These evaluations are overseen by the Nominating and Governance Committee.

     -- The board of directors annually reviews and approves a strategic plan and a one-year operating plan that is linked to strategic objectives.

     -- Independent committees of the board of directors evaluate and determine the compensation of the CEO. The board of directors oversees CEO and other senior management succession planning.

     -- Directors have complete access to all levels of management and also are provided with opportunities to meet with members of management on a regular basis.

Board of Directors

INDEPENDENCE OF BOARD OF DIRECTORS

The board of directors has determined that Messrs. Baker, Birkenruth (who is retiring as of the 2004 Annual Meeting of Stockholders), Diefenthal, Howey, Jaskol, Mitchell and Paul and Ms. Kraus, representing a majority of the board of directors, are "independent" in accordance with the New York Stock Exchange listing standards. In order to make this determination, the board made an assessment that each independent director's material relationships with the Company were limited to: (1) serving as a director and a board committee member,
(2) receiving related fees as disclosed in this proxy statement under "Directors' Compensation" and (3) having beneficial ownership of Rogers securities as disclosed in the section of this document entitled "Stock Ownership of Management". In addition, Dr. Baker and Mr. Birkenruth have other relationships with the Company, each of which was determined to not be material, that are more fully described below under "Directors' Compensation". These relationships are within the categorical standards for evaluating independence that were adopted by the board of directors. These categorical standards for establishing independence are as follows:

     -- If a Rogers director (other than a member of the Audit Committee) receives direct or indirect annual compensation or other benefits (other than director and committee fees) of not more than $30,000 from Rogers;

     -- If a Rogers director is an executive officer of another company that does business with Rogers and the annual sales to, or purchases from, Rogers are less than one percent of the revenues of the company he or she serves as an executive officer;

     -- If a Rogers director is an executive officer of another company which is indebted to Rogers, or to which Rogers is indebted, and the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; and

     -- If a Rogers director serves as an officer, director or trustee of a charitable organization, and Rogers' discretionary charitable contributions to the organization are less than one percent of that organization's total annual charitable receipts (Rogers' matching of employee charitable contributions will not be included in the amount of Rogers' contributions for this purpose.).

MEETINGS; CERTAIN COMMITTEES

Board of Directors

The Rogers board of directors held nine meetings during 2003. The board of directors has five regular committees, including an Audit Committee, a Compensation and Organization Committee and a Nominating and Governance Committee. All directors attended more than 75 percent in the aggregate of the total number of meetings in 2003 of the board and the committees on which each such director served. All directors were present at the last stockholders' annual meeting even though the Company has no policy about director attendance at annual meetings.

The Rogers board of directors adopted a set of corporate governance guidelines which set forth information pertaining to director qualifications and responsibilities, as well as other corporate governance practices and policies. These guidelines are attached to this proxy statement as Appendix A.

Meetings Of Non-Management Directors

Non-management directors of the Company regularly meet in executive sessions outside the presence of management. Currently, the non-management directors of the Company are Messrs. Baker, Birkenruth (who is retiring as of the 2004 Annual Meeting of Stockholders), Diefenthal, Howey, Jaskol, Mitchell and Paul and Ms. Kraus. Mr. Mitchell serves as the lead director. Any interested party who wishes to make their concerns known to the non-management directors may contact the lead director, or the non-management directors as a group, in writing at Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, CT 06263-0188, Attn:
Lead Director.

Audit Committee

The Audit Committee held four formal meetings in 2003. The Audit Committee has functions that include appointing, terminating, evaluating, and setting the compensation of the independent auditors of Rogers; meeting with the independent auditors to review the scope, accuracy and results of the audit; and making inquiries as to the adequacy of Rogers accounting, financial and operating controls. Mr. Paul is the chairperson of the Audit Committee, with Mr. Howey and Ms. Kraus as members. The board of directors has determined that each of these individuals is "independent" in accordance with the New York Stock Exchange's (the "NYSE's") listing standards and the rules and regulations of the Securities and Exchange Commission (the "SEC") and related federal law. In addition, the board of directors has also determined that Mr. Paul is an "Audit Committee Financial Expert" in accordance with the standards established by the SEC. As part of Rogers overall evaluation of its existing corporate governance practices following adoption of the NYSE's corporate governance listing standards, the Audit Committee's charter was amended. This amended charter is attached to this proxy statement as Appendix B.

Compensation and Organization Committee

The Compensation and Organization Committee held five meetings in 2003. This committee has functions that include reviewing the salary system with regard to external competitiveness and internal consistency and reviewing incentive compensation plans to ensure that they continue to be effective incentive and reward systems. The Compensation and Organization Committee also determines the CEO's compensation and considers and, if appropriate, approves the CEO's recommendations with respect to the compensation of executive officers who report to him. Ms. Kraus is chairperson of the Compensation and Organization Committee, with Messrs. Mitchell and Paul as members. The board of directors has determined that each of these individuals is "independent" in accordance with the NYSE's listing standards. The Compensation and Organization Committee's charter may be obtained from Rogers at no charge as described on page 28 of this proxy statement under the heading "Availability of Certain Documents."

Nominating and Governance Committee

The Nominating and Governance Committee held six meetings in 2003. This committee has functions that include developing and recommending to the board of directors criteria for board and committee membership, reviewing the qualifications of candidates for director, nominating candidates for election to the board of directors, overseeing the Company's corporate governance policies and practices, developing and recommending to the board of directors corporate governance guidelines, evaluating the performance of the CEO, and at least yearly overseeing a review of the performance of the board of directors and its committees. Mr. Jaskol is the chairperson of the Nominating and Governance Committee, with Dr. Baker and Mr. Diefenthal as members. The board of directors has determined that each of these individuals is "independent" in accordance with the NYSE's listing standards. The Nominating and Governance Committee charter may be obtained from Rogers at no charge as described on page 28 of this proxy statement under the heading "Availability of Certain Documents."

The Nominating and Governance Committee will consider nominees for director recommended by stockholders if such recommendations for director are submitted in writing to the Vice President and Secretary of Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, CT 06263-0188. At this time, no additional specific procedures to propose a candidate for consideration by the Nominating and Governance Committee, nor any minimum criteria for consideration of a proposed candidate for nomination to the board of directors have been adopted.

DIRECTORS' COMPENSATION

For 2003, each director who was not an employee of Rogers earned an annual retainer of $18,000, plus $1,260 for each board meeting attended and $1,500 or $1,000 for each committee meeting attended, the amount varying by capacity as chairperson or as a member. Fees for telephonic meetings are generally one-half of such amounts. During 2003, the Compensation and Organization Committee undertook an evaluation of the compensation paid to directors. In connection with this evaluation, the committee engaged a nationally known outside independent consultant to review director compensation. As a result of this study, the board decided that it would be appropriate to increase the annual retainer paid to the Company's Lead Director and the Chairpersons of the Audit Committee and the Compensation and Organization Committee to $30,000 while the annual retainer paid to the remaining non-employee directors was set at $25,000. Meeting fees did not change. The annual retainer increases were effective January 1, 2004.

Under the 1998 Stock Incentive Plan, the retainer fee for non-employee directors is paid semi-annually in shares of Rogers capital stock, with the number of shares of stock granted based on their then fair market value. Stock options are also granted to non-employee directors twice a year. In 2003, such semi-annual stock option grants were for 2,250 shares each, and in both cases with an exercise price equal to the fair market value of a share of Rogers capital stock as of the date of grant. Such options are immediately exercisable and expire ten years from the date of grant.

Under Rogers Voluntary Deferred Compensation Plan for Non-Employee Directors, such individuals may defer all or a portion of their annual retainer and meeting fees, regardless of whether such amounts would have been paid in cash or in Rogers capital stock.

In 2003, Dr. Baker received $10,187.20 of consulting fees from Rogers. Mr. Birkenruth, a former Rogers executive and a member of its board of directors, provided consulting services to Rogers in 2003. He was paid a total of $11,200.00 for such services.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Rogers' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee discussed with Ernst & Young LLP, Rogers' independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Rogers' accounting principles and such other matters as are required to be discussed with the independent auditors under generally accepted auditing standards including Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Rogers, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence.

The Audit Committee discussed with the Rogers independent auditors and the persons responsible for the internal audit function the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors and the persons responsible for the internal audit function, with and without management present, to discuss the results of their examinations, their evaluations of Rogers' internal controls, and the overall quality of Rogers' financial reporting. The Audit Committee held four formal meetings during 2003. Additionally, the Audit Committee participated telephonically in quarterly closing conferences with the independent auditors and management during which financial results and related issues were reviewed and discussed prior to the release of quarterly results to the public.

The Audit Committee is governed by a charter which may be found in Appendix B of this proxy statement. The members of the Audit Committee are considered to be "independent" because they satisfy the independence requirements of the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 28, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has approved the appointment of Ernst & Young LLP as Rogers' independent auditors for fiscal year 2004 and stockholders are being asked to ratify this appointment at the 2004 annual meeting.

Audit Committee:  Robert G. Paul, Chairperson
                  Gregory B. Howey, Member
                  Eileen S. Kraus, Member

Executive Compensation

The tables, graph and narrative on pages 12 through 22 of this proxy statement set forth certain compensation information about Rogers' Chief Executive Officer and its other five most highly compensated executive officers as of the last completed fiscal year.

SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                          Compensation
                                                        Annual Compensation                  Awards
                                               ---------------------------------------    ------------
                                                                                Other         Stock          All
                                                                               Annual        Options        Other
Name and Principal                                                             Compen-     (Number of      Compen-
Position                             Year       Salary        Bonus (2)      sation (3)      Shares)       sation (4)
---------------------------------------------------------------------------------------------------------------------

Walter E. Boomer                     2003       $470,812       $527,109        $2,844         30,000       $28,215
Chairman of the Board and            2002        450,112        224,524         1,278         75,000        21,791
  Chief Executive Officer            2001        439,816                        1,235         40,000        31,978


Robert D. Wachob                     2003        323,094        291,736         5,471         55,000        11,437
President and Chief                  2002        290,702        113,745                       50,000         7,500
  Operating Officer                  2001        255,228                          966         18,000        11,598


James M. Rutledge (1)                2003        225,342        152,452           124         24,000        14,836
Vice President,                      2002        207,579         62,868             8         25,000        28,981
  Finance and CFO                    2001


Robert C. Daigle (1)                 2003        180,717        113,718             2         23,000        38,658
Vice President, R & D,               2002        171,388         22,095             3         12,000         6,294
  Chief Technology Officer           2001        158,778                            1          6,000         8,015


John A. Richie                       2003        174,456        109,130             4         18,000         8,665
Vice President,                      2002        163,982         46,976                       15,000         7,764
  Human Resources                    2001        148,084                          508          6,000         9,629

Bruce G. Kosa (1)                    2003        176,204        109,774            22          5,000         9,934
Sr. Vice President,                  2002        171,072         48,123           794         10,000         9,989
  Technology                         2001        164,712                          487         12,800        11,432


(1) Mr. Rutledge joined Rogers as Vice President, Finance and Chief Financial Officer during 2002. During 2003, Mr. Kosa ceased being Vice President, Technology and was succeeded in such position by Mr. Daigle. As a result, during 2003, Mr. Kosa, who assumed the title of Sr. Vice President, Technology and continues to be employed as an officer of Rogers, ceased to be an executive officer.

(2) For 2002, amounts include bonuses earned pursuant to Rogers Annual Incentive Compensation Plan (the "Annual Incentive Plan") and the Long-Term Enhancement Plan for Senior Executives of Rogers Corporation (the "Enhancement Plan"). Overall corporate performance did not meet targeted levels for 2001, and as a result, none of the Named Executive Officers earned a bonus for 2001.

                     (footnotes continued on following page)

     The Enhancement Plan was adopted in 1997 to indirectly supplement the retirement benefit provided to senior management. Enhancement Plan payments are made in shares of Rogers capital stock. In general, the bonus under the Enhancement Plan is equal to 10% of the bonus earned under the Annual Incentive Plan except as increased by an "earnings credit" for bonuses earned before 1996. Such payments are based on an average closing price of the capital stock. The next paragraph describes the specific amounts earned under the Enhancement Plan by each of the Named Executive Officers for bonuses earned for 2002. No such payments were made for 2003 bonuses as the plan has been terminated. The amounts paid in 2003 under the Enhancement Plan with respect to bonuses earned for 2002 under the Annual Incentive Plan are as follows (for each individual the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Boomer - 791 shares/$20,255; Mr. Wachob - 401 shares/$10,261; Mr. Rutledge - 222 shares/$5,670; Mr. Daigle - 78 shares/$1,993; Mr. Richie - 166 shares/$4,237 and Mr. Kosa -170 shares/$4,340. No bonuses were earned for 2001 and hence there were no related Enhancement Plan payments. The valuations in the table are based upon the closing price of the capital stock on February 27, 2003 ($27.78) in the case of payments made for 2002.

(3) Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the individual. All amounts shown, including the de minimis amounts, reflect the reimbursement of taxes on non-qualified defined benefit pension plan accruals.

(4) Amounts shown for 2003 include: (i) Rogers matching contributions to the Rogers Employee Savings and Investment Plan, a 401(k) plan - Messrs. Boomer, Wachob, Rutledge, Daigle and Richie each received $5,000, while Mr. Kosa received $4,431, (ii) matching contributions under Rogers' non-qualified deferred compensation plan for Messrs. Boomer, Wachob and Rutledge of $12,784; $6,437 and $2,619, respectively, (iii) Rogers payment of life insurance premiums for Messrs. Boomer, Rutledge, Daigle, Richie and Kosa of $10,431; $7,217; $2,009; $3,665 and $4,636, respectively, (iv)
     relocation expenses for Mr. Daigle of $31,649 and (v) a patent award for Mr. Kosa of $867. Amounts for 2002 and 2001 include similar matching contributions by Rogers for deferrals made under the 401(k) plan and the non-qualified deferral plan.

OPTION GRANTS IN LAST FISCAL YEAR


                                                 Individual Grants (1)
                                  -------------------------------------------------        Potential Realizable
                                               % of Total                                   Value at Assumed
                                   Number of    Options    Exercise                        Annual Rates of Stock
                                  Securities   Granted to    Price                          Price Appreciation
                                  Underlying   Employees      Per       Expiration           For Option Terms (2)
                                    Options   in Fiscal Yr.  Share         Date        ----------------------------
Name                                                                                        5%             10%
-------------------------------------------------------------------------------------------------------------------
Walter E. Boomer                     30,000        7.2%      $38.53     10/29/13       $  726,939       $1,842,207

Robert D. Wachob                      2,595        0.6%       38.53     10/29/13           62,880          159,351
                                     52,405       12.6%       38.53     10/29/13        1,269,842        3,218,028

James M. Rutledge                     5,190        1.2%       38.53     10/29/13          125,760          318,702
                                     18,810        4.5%       38.53     10/29/13          455,791        1,155,064

Robert C. Daigle                      6,015        1.4%       38.53     10/29/13          145,751          369,362
                                     16,985        4.1%       38.53     10/29/13          411,569        1,042,996

John A. Richie                        1,800        0.4%       38.53     10/29/13           43,616          110,532
                                     16,200        3.9%       38.53     10/29/13          392,547          994,792

Bruce G. Kosa                         5,000        1.2%       38.53     10/29/13          121,157          307,034


(1) The 10/29/03 stock option grants for Messrs. Boomer and Kosa become exercisable in one-third increments on the second, third, and fourth anniversary dates of the grant. Mr. Wachob's 10/29/03 stock option grant for 2,595 shares becomes exercisable on 1/1/08. Mr. Wachob's 10/29/03 stock option grant for 52,405 shares becomes exercisable as follows: 18,333 shares each on the second and third anniversary dates of the grant; and 15,739 shares on the fourth anniversary of the grant date. Mr. Rutledge's 10/29/2003 stock option grant for 5,190 shares becomes exercisable as follows: 2,595 shares on 10/29/2007 and the remainder on 1/1/2008. Mr. Rutledge's 10/29/2003 stock option grant for 18,810 shares becomes exercisable as follows: 8,000 shares each on the second and third anniversary dates of the grant; and 2,810 shares on the fourth anniversary of the grant date. Mr. Daigle's 10/29/2003 stock option grant for 6,015 shares is exercisable as follows: 2,595 shares each on the third and fourth anniversary dates of the grant; and 825 shares on 10/29/2005. Mr. Daigle's 10/29/2003 stock option grant for 16,985 shares is exercisable as follows:
     5,072 shares each on the second and third anniversary dates of the grant; and 6,841 shares on 10/29/2005. Mr. Richie's 10/29/2003 stock option grant for 1,800 shares becomes exercisable on 10/29/2007. Mr. Richie's 10/29/2003 stock option grant for 16,200 shares becomes exercisable as follows: 6,000 shares each on the second and third anniversary dates of the grant; and 4,200 shares on the fourth anniversary of the grant date. Stock option grants made on the same day for the same individual were essentially one grant, but are shown separately since a portion of the total amount was an incentive stock option and a portion was a non-qualified stock option. If combined, the related vesting schedules would, in general, follow Rogers' vesting schedule described in the first sentence of this footnote. The exercise schedules may change in the event of death, retirement or a change in control of Rogers, in which case the stock options become immediately exercisable in full as is the case for Mr. Boomer's options on his planned retirement date of April 1, 2004. All stock options may expire earlier than the date listed due to termination of employment, death, or retirement. The exercise price of all of these stock options was based on the fair market value of a share of Rogers capital stock as of the grant date.

(2) Potential realizable value is based on an assumption that the Rogers stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the stock option term. The hypothetical future values reflected in this table represent assumed rates of appreciation only. These rates are set by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and stock holdings are dependent on many factors, including but not limited to, the future performance of Rogers stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

                               Number of                                                 Value of Unexercised
                                Shares                           Number of                  In-The-Money
                               Acquired                     Unexercised Options              Options at
                                 Upon         Value          at Fiscal Year-End           Fiscal Year-End (2)
Name                           Exercise    Realized (1)  Exercisable  Unexercisable  Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------------

Walter E. Boomer                63,530     $1,509,029        170,488      156,666      $3,582,034      $2,200,814
Robert D. Wachob                24,600        618,776      176,066        177,834       4,400,376       1,323,580
James M. Rutledge                                                          49,000                         544,220
Robert C. Daigle                 4,200         92,688       34,081         41,919         834,000         409,009
John A. Richie                                                52,866       37,834         939,756         414,960
Bruce G. Kosa                   16,900        256,391       35,266         19,864         344,280         254,513


(1) Defined as the difference between the fair market value of the capital stock and the exercise price of the stock option at time of exercise.

(2) Defined as the difference between the closing price of the capital stock at fiscal year-end and the exercise price of the option. An option is "in-the-money" if the fair market value of the underlying stock exceeds the exercise price of the option at the measurement date.

RETIREMENT PLANS

The Pension Plan Table below reflects estimated annual benefits payable at age 65, the normal retirement age, at various compensation levels and years of service pursuant to Rogers' non-contributory defined benefit pension plans for domestic salaried employees.

Annual Pension Benefits (1) (2) (3)


Final Average                                              Years of Service
              -----------------------------------------------------------------------------------------------------
Earnings (4)  5 years   10 years   15 years    20 years    25 years   30 years    35 years    40 years    45 years
-------------------------------------------------------------------------------------------------------------------

  $125,000    $10,070   $20,140    $ 30,210    $ 40,280    $ 50,350   $ 60,420    $ 63,540    $ 66,670    $ 69,790
   150,000     12,260    24,510      36,770      49,030      61,290     73,540      77,290      81,040      84,790
   175,000     14,440    28,890      43,330      57,780      72,220     86,670      91,040      95,420      99,790
   200,000     16,630    33,260      49,900      66,530      83,160     99,790     104,790     109,790     114,790
   225,000     18,820    37,640      56,460      75,280      94,100    112,920     118,540     124,170     129,790
   250,000     21,010    42,010      63,020      84,030     105,040    126,040     132,290     138,540     144,790
   275,000     23,190    46,390      69,580      92,780     115,970    139,170     146,040     152,920     159,790
   300,000     25,380    50,760      76,150     101,530     126,910    152,290     159,790     167,290     174,790
   325,000     27,570    55,140      82,710     110,280     137,850    165,420     173,540     181,670     189,790
   350,000     29,760    59,510      89,270     119,030     148,790    178,540     187,290     196,040     204,790
   375,000     31,940    63,890      95,830     127,780     159,720    191,670     201,040     210,420     219,790
   400,000     34,130    68,260     102,400     136,530     170,660    204,790     214,790     224,790     234,790
   425,000     36,320    72,640     108,960     145,280     181,600    217,920     228,540     239,170     249,790
   450,000     38,510    77,010     115,520     154,030     192,540    231,040     242,290     253,540     264,790
   475,000     40,690    81,390     122,080     162,780     203,470    244,170     256,040     267,920     279,790
   500,000     42,880    85,760     128,650     171,530     214,410    257,290     269,790     282,290     294,790


(1)  Benefits are calculated on a single life annuity basis.

(2) Federal law limits the amount of benefits payable under tax qualified plans, such as the Rogers Corporation Defined Benefit Pension Plan. Rogers has adopted a non-qualified retirement plan (the "Pension Restoration Plan") for: (i) the payment of amounts to all plan participants who may be affected by such federal benefit limitations and other plan provisions; and
     (ii) the payment of supplemental amounts to certain senior executives specified by the Compensation and Organization Committee of the Board of Directors. In general, the total pension benefit due an individual will be actuarially equivalent to the amount calculated under Rogers' qualified pension plan as if such federal benefit limitations did not exist, as if covered compensation included amounts deferred under a deferral plan, and for certain senior executives specified by the Compensation and Organization Committee of the Board of Directors, as if covered compensation included bonuses paid on or after January 1, 2004, as described in footnote 4 below. Accordingly, the benefits shown have not been reduced by such limitations or provisions.

(3) Rogers also maintains a Supplemental Executive Retirement Agreement with Mr. Boomer who is currently 65 years old. Under this agreement, if Mr. Boomer remains employed by Rogers until at least April 1, 2004, he will be entitled to an annual retirement benefit equal to $54,735 for the rest of his life or the actuarial equivalent of this amount. Such payments are in addition to any benefits he is eligible to receive under Rogers' qualified and non-qualified pension plans. Mr. Boomer or Mr. Boomer's spouse, in the event of Mr. Boomer's death, is also entitled to this retirement benefit if, prior to April 1, 2004, Mr. Boomer dies, becomes disabled, or if his employment is terminated without cause or as a result of a constructive termination, or if there is a change in control of Rogers. If Mr. Boomer's employment is terminated for

                    (footnotes continued on following page)
     cause, however, he is not entitled to any retirement benefit under the agreement. In addition, if Mr. Boomer violates the terms of the agreement's seven year non-competition provision, Rogers may stop making payments under the agreement to him.

(4) Final average earnings is the average of the highest consecutive five of the last ten years' annual earnings as of June 1 of each year. Covered compensation includes only salary, whether or not deferred under a deferral plan, and for certain senior executives over age 55 that have been specified by the Compensation and Organization Committee of the Board of Directors, including Messrs. Wachob, Richie and Kosa, covered compensation under the Pension Restoration Plan also includes bonuses paid on or after January 1, 2004, and will include bonuses paid before January 1, 2004 in the event of their death, disability, or termination of employment that results in the payment of severance. If there is a change in control of Rogers, covered compensation under the Pension Restoration Plan for these senior executives and for certain additional senior executives that have been specified by the Compensation and Organization Committee of the Board of Directors, including Mr. Rutledge, will also include bonuses paid before January 1, 2004. If there is a change in control of Rogers, the Pension Restoration Plan provides that benefits payable under such plan shall be reduced to an amount so that such benefits would not constitute so-called "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986. The five-year average earnings for such individuals, other than Mr. Rutledge, and their estimated years of credited service are:
     Mr. Boomer, $433,056 and 7 years; Mr. Wachob, $270,556 and 21 years; Mr. Daigle, $154,409 and 16 years; Mr. Richie, $153,748 and 27 years and Mr. Kosa, $164,128 and 41 years. In the case of Mr. Rutledge, earnings for calculating his pension would currently be based on average earnings of $219,973 and three years of service.

EQUITY COMPENSATION PLAN INFORMATION

The table and footnotes below describe those equity compensation plans approved and not approved by security holders of Rogers Corporation as of December 28, 2003, the end of the company's fiscal year.

                            Equity Compensation Plans
                             As of December 28, 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                                   (a)                      (b)                        (c)
                                                                                                            Number of securities
                                                          Number of securities                               remaining available for
                                                           to be issued upon       Weighted average          future issuance under
                                                             exercise of           exercise price of       equity compensation plans
                                                          outstanding options,    outstanding options,      (excluding securities
Plan category                                             warrants and rights     warrants and rights       reflected in column (a))
------------------------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Approved by Security Holders
Rogers Corporation 1988 Stock Option Plan
Rogers Corporation 1994 Stock                                      53,967                $26.25                     45,433
Compensation Plan
Rogers Corporation 1998 Stock Incentive  Plan                     298,139                $17.57                     13,484
Rogers Corporation Global Stock Ownership
Plan For Employees                                              1,153,139                $27.64                     86,726
------------------------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Not Approved by Security
Holders
Rogers Corporation 1990 Stock Option Plan (1)                   1,024,696                $27.75                    421,218
Long-Term Enhancement Plan for Senior Executives of
Rogers Corporation (2)                                                                                             111,771
------------------------------------------------------------------------------------------------------------------------------------
Total                                                           2,529,941                $26.47                   1,126,248
------------------------------------------------------------------------------------------------------------------------------------


(1) The Rogers Corporation 1990 Stock Option Plan was adopted in 1990 to award directors, officers and key employees of Rogers Corporation with stock option grants. Stock options are Rogers' primary long-term incentive vehicle. Under this plan, options generally have an exercise price equal to at least the fair market value of Rogers stock as of the date of grant. Regular options generally have a ten-year life and generally vest in one-third increments on the second, third and fourth anniversary dates of the grant. Termination of employment because of retirement, or for other reasons, may shorten the vesting schedule and expiration date. See page 20 of this proxy statement for further details on Rogers' stock options.

(2) The Long-Term Enhancement Plan for Senior Executives of Rogers Corporation (the "Enhancement Plan") was adopted in 1997 to indirectly supplement the retirement benefit provided to senior management. Enhancement Plan payments are made in shares of Rogers capital stock. In general, the bonus under the Enhancement Plan is equal to 10% of the bonus earned under the Rogers Annual Incentive Compensation Plan except as increased by an "earnings credit" for bonuses earned before 1996. Payments in capital stock are based on an average closing price of the capital stock. See Executive Compensation on page 12 of this proxy statement for further details on the Enhancement Plan. This plan was terminated in February of 2004 and no more shares will be issued from this plan.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

This report is submitted by the Compensation and Organization Committee of the Rogers Corporation Board of Directors. This committee report describes the components of Rogers executive officer compensation programs for 2003 and the basis on which compensation determinations were made with respect to the executive officers of Rogers.

Compensation and Organization Committee Interlocks and Insider Participation

Rogers executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors, composed of three independent non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The committee members are: Eileen S. Kraus (chairperson of the committee), William E. Mitchell, and Robert G. Paul.

Philosophy

The executive compensation philosophy is to align such compensation with the long-term success of Rogers and increases in stockholder value, and to attract, retain, and reward executive officers whose contributions are critical to the long-term success of Rogers. The guiding principles for compensation decisions are to:

-- Provide a competitive total annual cash compensation package that targets the 50th percentile of a broad spectrum of manufacturing companies from a wide range of industries to enable Rogers to attract and retain executives. Key elements of the executive compensation program are base salary and the possibility of a bonus under the Annual Incentive Compensation Plan.

-- Integrate compensation with the achievement of annual objectives and long-term goals.

-- Reward officers for above average corporate performance, and individual initiative and achievement.

-- Create long-term incentives that are consistent with the interests of stockholders, primarily through stock option grants.

Independent Consultant Analysis

The committee retained a nationally known outside independent compensation consultant to review all elements of executive compensation and benefits compared to a peer group of 20 similar public companies, plus their nationwide database.

The executive compensation study results showed that most elements of compensation were appropriate and competitive. Recommendations included: increasing executives' bonus targets, broadening annual Earnings Per Share performance targets in order to pay a bonus over a wider range of earnings, considering alternate long-term incentives to stock options and adding a supplemental executive retirement benefit. As a result, for 2004 the Annual Bonus Plan was modified to increase bonus targets, the decision was made to continue using stock options as the company's primary long-term incentive and a supplemental executive retirement benefit was adopted.

Base Salaries

The committee reviews salaries for positions with similar responsibilities in the marketplace from a broad spectrum of manufacturing companies in a wide range of industries through published national executive compensation survey data.

Salary adjustments are determined by considering merit increases generally being offered in the aforementioned marketplace, achievement of annual financial and other objectives by Rogers and the business units or functions for which the executive officer is responsible, the overall performance of the executive officer, and any changes in the executive officer's responsibilities. None of these factors are assigned a specific weighted value. The committee allows the factors to change to adapt to various individual, business, economic, and marketplace conditions as they arise. The committee is responsible for approving salary increases for the CEO and recommendations for salary increases made by the CEO for the elected corporate officers that report to him.

Annual Bonuses

The Annual Incentive Compensation Plan has target bonuses of 50% of base salary for the CEO, and between 20% and 40% for the other executive officers, including the other Named Executive Officers. Subject to an overall corporate percentage of pre-tax profit limitation, actual bonuses may vary from 0% to 200% of the target bonuses depending on performance relative to plan. These amounts are determined by the performance of Rogers (Net Income Per Share) and each division (Division Profit) versus the annual objectives. In general, the broader the responsibility of the executive, the larger the portion of his or her award which is based upon corporate, rather than divisional results; the corporate portion is 100% for the Named Executive Officers. For 2003 overall corporate performance exceeded targeted levels and, as a result, all of the Named Executive Officers received a bonus.

Special Bonus

Based on the exceptional financial results for 2003, the Board of Directors approved a special bonus of $1 million for all Rogers' employees. The majority of the special bonus went to the employees of the Advanced Circuit Materials Division due to their contribution to 2003 financial results, and other exempt and non-exempt salaried and hourly employees worldwide. The Named Executive Officers portion of the Special Bonus totaled approximately $140,000.

Stock Options

Each year, the committee considers awards of stock options to key personnel. Stock options are Rogers' primary long-term incentive vehicle. Usually all senior management personnel, including executive officers, are granted stock options annually. Other selected personnel are granted options from time to time. The number of options awarded to an executive officer is based on the individual's level in the organization, the same performance criteria used to determine salary adjustments, the number of shares granted in prior years and the total number of shares available for grants. The committee does not assign specific weights to these criteria. Options generally have an exercise price equal to at least the fair market value of Rogers stock as of the date of grant. Regular options generally have a ten-year life and generally vest in one-third increments on the second, third and fourth anniversary dates of the grant. Termination of employment because of retirement, or for other reasons, may shorten the vesting schedule and expiration date.

In fiscal 2003, stock options for a total of 416,100 shares were granted to employees, of which 155,000 shares were granted to the Named Executive Officers and 18,000 shares were granted to all other executive officers.

Stock Ownership

In 1998, Rogers established stock ownership guidelines for senior executives. Such guidelines state that senior executives are expected to own one times their annual salary in Rogers stock after approximately six years in a senior executive position, and two times their annual salary in Rogers stock by the tenth year. To encourage stock ownership, Rogers previously adopted the aforementioned stock option program and in 1999 the board of directors approved a new non-qualified deferred compensation plan. This program allows participants to defer compensation and, ultimately, receive Rogers stock instead of cash.

Chief Executive Officer Compensation

In February of 2003, the committee approved a salary increase of $26,910 (6%) for Mr. Boomer. National survey data from a broad spectrum of manufacturing companies from a wide range of industries was considered, but the decision was weighted heavily by his previous salary level and his continued contributions to Rogers' success. He also received a stock option for 30,000 shares of Rogers stock exercisable at $38.53 per share, the fair market value of such stock as of the grant date. This grant was based on the aforementioned stock option criteria. Mr. Boomer is a participant in Rogers Annual Incentive Compensation Plan and for 2003 received a bonus of $527,109, which is approximately 110% of his annualized base salary pursuant to the plan and the Special Bonus.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement and who are employed on the last day of Rogers taxable year to $1 million, unless certain requirements are met. The committee has considered the impact of this tax code provision and has determined that there is little likelihood that Rogers would pay any amounts in 2004 that would result in the loss of a Federal tax deduction under Section 162(m). Accordingly, the committee has not recommended that any special actions be taken or any plans changed at this time.

Compensation and Organization Committee:    Eileen S. Kraus, Chairperson
                                            William E. Mitchell, Member
                                            Robert G. Paul, Member

PERFORMANCE GRAPH

The following graph compares the cumulative total return on Rogers capital stock over the past five fiscal years with the cumulative total return on the Standard & Poor's Industrials Index (S&P Industrials) and the S&P SmallCap 600 Electronic Equipment & Instruments Index (S&P 600 Electr Eqp & Instru). Cumulative total return is measured assuming an initial investment of $100 on January 3, 1999 and the reinvestment of dividends as of the end of Rogers' fiscal years.

Fiscal Year Ends                                  1/3/99     1/2/00     12/31/00    12/30/01    12/29/02   12/28/03
-------------------------------------------------------------------------------------------------------------------

ROGERS CORPORATION                                 $100       $128        $275        $206        $154        $295
S&P INDUSTRIALS                                     100        126         105          94          71          89
S&P 600 ELECTR EQP & INSTRU                         100        175         155         123          89         133

Termination of Employment and Change of Control Arrangements

Rogers' severance policy for regular, full-time salaried employees provides, in general, for continuation of salary payments, health insurance and certain other benefits for employees whose employment has been involuntarily terminated. The number of weeks of salary and benefits continuance is based on length of service. The policy may be amended, modified or terminated at any time by Rogers, except in the case of the executive officers of Rogers as of November 1991. Such officers may elect the benefits of either the policy in effect in November 1991, or the severance policy, if any, which may be in existence at the time each such individual's employment terminates. The right of executive officers to make such an election may be cancelled by Rogers on three years notice. Mr. Wachob would be entitled to 78 weeks of salary and benefit continuance upon termination of employment covered by the policy in effect in November 1991. In the case of Mr. Boomer, if employment is terminated by Rogers, other than for cause, severance pay will equal one year of annual base salary including all employee benefits.

The board of directors determined that it would be in the best interests of Rogers to ensure that the possibility of a change in control of Rogers would not interfere with the continuing dedication of Rogers executive officers to their duties to Rogers and its stockholders. Toward that purpose, Rogers has agreements with all Named Executive Officers as well as other elected officers of Rogers which provide certain severance benefits to them in the event of a termination of their employment during a 36 month period following a change in control, as defined in the agreements. The initial term of each agreement is three years and the term is automatically extended for additional one-year periods each anniversary date of the agreements, unless either party objects to such extension. If within a 36 month period following a change in control, an executive's employment is terminated by Rogers without cause, as defined in the agreements, or if such executive resigns in certain specified circumstances, then, provided the executive enters into a two-year non-competition agreement with Rogers, the executive is generally entitled to the following severance benefits: (i) twice his annual base salary plus bonus; (ii) two years of additional pension benefits; and (iii) the continuation of health and life insurance plans and certain other benefits for up to two years. The agreements provide that severance and other benefits be reduced to an amount so that such benefits would not constitute so-called "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Rogers executive officers and directors, and persons who own more that 10% of Rogers capital stock, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required to furnish Rogers with copies of all Forms 3, 4 and 5 they file.

Based solely on Rogers review of the copies of such forms it has received and written representations from certain reporting persons, Rogers believes that all of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them during Rogers fiscal year ended December 28, 2003.

Proposal 3: Ratification of Appointment of Independent Auditors

The Audit Committee has appointed Ernst & Young LLP as Rogers independent auditors for fiscal year 2004 and the board of directors is asking that stockholders ratify this appointment. Although advisory only because the Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission to have responsibility for the appointment of the Company's independent auditors, this proposal is put before the stockholders in order to seek the stockholders' views on this important corporate matter. If the stockholders do not ratify the appointment, the Audit Committee will take the matter under advisement. We expect representatives of Ernst & Young LLP, Rogers independent auditors selected as the independent auditors for the fiscal years ending December 28, 2003, and January 2, 2005, to attend the annual meeting. They will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Fees of Independent Auditors

The following table sets forth the aggregate fees billed to Rogers for the fiscal years shown.

                                                2003                       2002
                                                ----                       ----
              Audit Fees (1)                  $                          $
              Audited-Related Fees (2)
              Tax Fees (3)
              All Other Fees (4)
                                                ----                       ----
                Total                         $                          $

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees". This category includes fees related primarily to accounting consultations and employee benefit plan audits.

(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, tax planning and compliance work in connection with acquisitions and international tax planning. For 2003, such fees can be further categorized as tax compliance, planning and preparation ($ ) and tax consulting and advisory ($ ).

(4) All Other Fees consist of fees for products and services other than the services reported above and includes fees related primarily to ___________.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the audit, audit-related, tax and other services provided by Ernst & Young LLP in fiscal year 2003 and related fees were approved in accordance with the Audit Committee's policy.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on this proposal shall constitute approval of the ratification of the appointment of Ernst & Young LLP as Rogers independent auditors for fiscal year 2004.

The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Rogers independent auditors for fiscal year 2004.

Proposal 4: Approval of a By-Law Amendment

The board of directors has adopted, and is submitting to the stockholders of Rogers Corporation for approval, a proposal to amend the second sentence of
Article II, Section 2 of the By-Laws of Rogers (the "By-Law Amendment"). The By-Law Amendment provides for an extension of the retirement age of directors from the age of seventy to the age of seventy-two.

Purpose and Summary of Proposed By-Law Amendment

Rogers has long subscribed to sound corporate governance practices including maintaining a majority of independent directors on its board of directors, appointing an independent lead director and establishing a mandatory retirement age for directors. The United States Congress, the Securities and Exchange Commission and the New York Stock Exchange have adopted a number of corporate governance and compliance requirements during the past two years. These new requirements prompted Rogers' board of directors and management to evaluate Rogers existing corporate governance practices and policies. These evaluations led to the amendment of certain existing governance documents, such as the Audit Committee's charter, and the adoption of certain new corporate governance documents, such as Rogers corporate governance guidelines and charters for certain other committees of the board of directors.

As part of this evaluation, Rogers board of directors considered director qualifications, including the existing mandatory retirement age of seventy years of age contained in Rogers' By-Laws. Rogers board of directors determined that seventy-two, rather than seventy, years of age is the appropriate age at which Rogers board of directors believes it should require its directors to retire.

Rogers By-Laws presently require that directors elected after September 10, 1991 may not stand for re-election after their seventieth birthday. Rogers board of directors proposes to increase this mandatory retirement age from seventy to seventy-two in order to enable Rogers to maintain the valuable expertise of directors for an additional two-year period, while at the same time retaining a mandatory retirement age that is in line with that of many New York Stock Exchange listed companies in order to encourage board succession and promote the addition of new perspectives to the board.

The second sentence of Article II, Section 2 of the By-Laws of Rogers presently reads in pertinent part:

         No person serving as a Director on September 10, 1991 shall be elected or re-elected as a Director on a date which is on or after his or her seventy-second birthday; no other person shall be elected or re-elected as a Director on a date which is on or after his or her seventieth birthday.

At a meeting of the board of directors held on February 19, 2004, a motion was passed to recommend that the By-Laws of Rogers Corporation be amended to extend a person's eligibility to serve as a director to the year in which that person reaches the age of seventy-two. In accordance with such recommendation, the following resolution will be proposed at the annual meeting, and proxies returned by stockholders will be voted "for" the resolution amending the By-Laws unless otherwise directed on the proxy:

         RESOLVED: That the second sentence of Article II, Section 2 of Rogers Corporation's By-Laws be amended to read as follows:

         Any person who shall attain age seventy-two shall not thereafter be eligible for nomination or re-nomination as a member of the Board of Directors.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on this proposal shall constitute approval of the By-Law Amendment.

The board of directors recommends a vote FOR the By-Law Amendment.

Proposals of Stockholders

Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by Rogers on or before November __, 2004, for inclusion in Rogers proxy statement and form of proxy. Proposals of stockholders received after February _, 2005, will not be considered timely and may not be presented at the 2005 Annual Meeting of Stockholders.

Solicitation of Proxies

Rogers will pay the cost of soliciting proxies. In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Rogers will also request banks, brokers and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of capital stock held of record by such persons. Rogers will upon request reimburse brokers and other persons for their related reasonable expenses. In addition, Rogers has retained InvestorCom, Inc. to assist in the solicitation of proxies at a cost of approximately $2,500 plus reimbursement of expenses.

"Householding" of Proxy Materials

In December of 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single proxy statement and annual report addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with account holders who are Rogers stockholders will be "householding" proxy materials. As indicated in the notice previously provided by these brokers to such stockholders, a single proxy statement and an annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once a stockholder has received notice that the broker will be "householding," "householding" will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the broker. If, at any time, a stockholder no longer wishes to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify the broker, send a written request to Rogers Corporation, Office of the Corporate Secretary, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188 or contact Robert M. Soffer at (860) 779-5566.

Stockholders who share the same address, who currently receive multiple copies of the Rogers proxy statement and annual report from their broker and would like to request "householding" of such information should contact their broker.

Communications with Members of the Board Of Directors

Although the board of directors has not formally adopted a process by which stockholders may communicate directly with directors, it believes that the procedures currently in place and described below will continue to serve the needs of the board and stockholders. Until such time as the board may adopt a different set of procedures, any such stockholder communications should be sent to the Board of Directors, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, CT 06263-0188, c/o Vice President and Secretary of the Company. At the present time, all such communications sent by stockholders to the above address will be forwarded to the Lead Director of the board for consideration.

Availability of Certain Documents

Rogers Corporation maintains a website (http://www.rogerscorporation.com ). Rogers Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation and Organization Committee Charter and Nominating and Governance Committee Charter will be available on this website prior to our 2004 annual meeting of stockholders. In addition, you may obtain a copy of any of these documents without charge by sending a request to Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, CT 06263-0188, Attn:
Vice President and Secretary. Rogers Corporation's website is not incorporated into or a part of this proxy statement.

                                   Appendix A

                               Rogers Corporation
                         Corporate Governance Guidelines

           As approved by the Board of Directors on February 19, 2004


 The following corporate governance guidelines have been approved by the Board of Directors of Rogers Corporation. These guidelines, together with the charters of our standing committees, provide the general framework for the governance of Rogers. The Board or a designated committee of the Board will review these guidelines and other aspects of Rogers corporate governance practices on an annual basis or more often if the Board or such committee deems it necessary or advisable.

1. Role of Board and Management. The Board of Directors is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The Board of Directors has established five standing committees to assist the Board in discharging its responsibilities: an Audit Committee, a Compensation and Organization Committee, a Finance Committee, a Nominating and Governance Committee, and a Safety and Environment Committee.

 The Chief Executive Officer or if there is no CEO, the President of the Company, has general supervision and control of Rogers' business, subject to the direction of the Board of Directors. Rogers' officers, managers and other employees, under the general direction of the CEO (or President, if applicable), conduct Rogers' business to enhance the long-term value of the Company for its stockholders.

 Both the Board of Directors and management recognize that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties including employees, customers, suppliers, Rogers' communities and the public at large.

2. Functions of the Board of Directors. The Board of Directors generally has six regularly scheduled meetings a year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as other issues facing the Company. Directors are expected to attend all scheduled Board and committee meetings and to have done such advance preparation, including reviewing meeting materials, as is necessary to fulfill their responsibilities. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

          a.   selecting the CEO and overseeing CEO succession planning;

          b. providing advice and oversight on the selection, evaluation, development and compensation of senior management;

          c. reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

          d. evaluating significant risks facing the Company - and reviewing options for their mitigation; and

          e. assuring guidelines are in place for maintaining the integrity of the Company - the integrity of the financial statements and the integrity of compliance with law and ethics.

The Board may delegate, and in some cases already has delegated, certain of the specific functions described above to a committee or committees of the Board.

3. Qualifications. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an objective perspective and possess practical wisdom and the ability to exercise judgment in the fulfillment of their responsibilities. Rogers endeavors to have a Board with diverse experience at policy-making or strategic-planning levels in business or in other areas that are relevant to the Company's activities.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and must be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

Rogers' CEO may not become a director of a public company other than Rogers or any company on whose board of directors the CEO served on the date of adoption of these guidelines without the prior approval of the Nominating and Governance Committee. Rogers' CEO may not serve on the board of directors of more than two public companies in addition to the Rogers Board.

The Board does not believe that arbitrary term limits on Directors' service are appropriate, nor does it believe that Directors should expect to be renominated annually until they reach the mandatory retirement age. The Board self-evaluation process described below will be an important determinant for Board tenure. Directors will not be nominated for election to the Board after their 70th birthday.

4. Independence of Directors. A majority of the Directors will be independent Directors under the independence requirements set forth in Section 303A of the New York Stock Exchange (NYSE) Listed Company Manual.

It is the Board's goal that at least two-thirds of the Directors will be independent under the NYSE independence standards. Directors who do not meet the NYSE's independence standards also make valuable contributions to the Board and to the Company by reason of their experience and wisdom.

To be considered independent under the NYSE independence standards, the Board must determine that a Director does not have any direct or indirect material relationship with Rogers. The Board has established the following guidelines to assist it in determining Director independence in accordance with those standards:

     a. Relationships that will make a Director not independent: Consistent with the NYSE independence standards, a Director will not be independent if, within the preceding three years: (i) the Director was employed by Rogers; (ii) an immediate family member of the Director was employed by Rogers as an executive officer; (iii) the Director was employed by or affiliated with Rogers' present or former internal or external auditor; (iv) an immediate family member of the Director was employed in a professional capacity by or affiliated with Rogers' present or former internal or external auditor; (v) a Rogers' executive officer was on the compensation committee of the board of directors of a company which employed the Rogers Director, or an immediate family member of the Director, as an executive officer; (vi) the Director, or an immediate family member of the Director, received more than $100,000 per year in direct compensation from Rogers, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (vii) the Director is an executive officer or employee, or an immediate family member of the Director is an executive officer, of a company that makes payment to, or receives payments from, Rogers for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues;

     b. Relationships that will not be material in determining a Director's independence: The following commercial or charitable relationships will not be considered to be material relationships that would impair a Director's independence: (i) if a Rogers Director (other than a member of the Audit Committee) receives direct or indirect annual compensation or other benefits (other than Director and committee fees) of not more than $30,000, (ii) if a Rogers Director is an executive officer of another company that does business with Rogers and the annual sales to, or purchases from, Rogers are less than one percent of the revenues of the company he or she serves as an executive officer; (iii) if a Rogers Director is an executive officer of another company which is indebted to Rogers, or to which Rogers is indebted, and the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; and (iv) if a Rogers Director serves as an officer, director or trustee of a charitable organization, and Rogers' discretionary charitable contributions to the organization are less than one percent of that organization's total annual charitable receipts. (Rogers' matching of employee charitable contributions will not be included in the amount of Rogers' contributions for this purpose.) The Board will annually review all commercial and charitable relationships of Directors which involve Rogers or members of its management. Whether Directors meet these categorical independence tests, as well as whether they meet the standards set forth in subsection (a) above, will be reviewed annually and the determinations will be made public in connection with or prior to Rogers' annual meeting of stockholders.

     c. Independent Directors at time of adoption of guidelines: As of the date of the initial adoption of these guidelines, the Board of Directors has determined that the following eight Directors are independent under the foregoing guidelines as of the date of adoption of these guidelines: Baker, Birkenruth, Diefenthal, Howey, Jaskol, Kraus, Mitchell and Paul.

     d. Directors who evaluate relationships: For relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence guidelines set forth in subsections (a) and (b) above. For example, if a Director is the CEO of a company that purchases products and services from Rogers that are more than one percent of that company's annual consolidated gross revenues, the Directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the Director would therefore be considered independent under the NYSE independence standards. The Company would explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it was outside the categorical standards of immateriality set forth in subsection (b) above.

5. Size of Board and Selection Process. The Directors are elected each year by the stockholders at the annual meeting of stockholders. The Board proposes a slate of nominees to the stockholders for election to the Board. The Board also determines the number of Directors on the Board. Between annual stockholder meetings, the Board may elect Directors to serve until the next annual meeting of stockholders. The Board believes that, given the size and breadth of Rogers and the need for diversity of Board views, the size of the Board should be in the range of eight to twelve Directors.

6. Board Committees. The Board has established the following committees to assist the Board in discharging its responsibilities: (i) Audit; (ii) Compensation and Organization; (iii) Finance; (iv) Nominating and Governance; and (v) Safety and Environment. The current charters of the Audit, Compensation and Organization and Nominating and Governance Committees are publicly available on the Rogers website. In addition, the charters will be mailed to stockholders on written request. The charters of the other committees established by the Board may also be publicly available from time to time on the Rogers website. The committee Chairpersons summarize their committee meetings to the full Board following each meeting of their respective committee. The committees occasionally hold meetings in conjunction with the full Board. For example, it is the practice of the Nominating and Governance Committee to meet in conjunction with the full Board so that all Directors may hear the review of the CEO's performance.

7. Independence of Committee Members. In addition to the requirement that a majority of the Board satisfy the independence standards discussed in section 4 above, members of the Audit Committee must also satisfy an additional independence requirement. Specifically, they may not directly or indirectly receive any compensation from the Company other than their Directors' compensation.

8. Meetings of Non-Employee Directors. The Board will hold regularly scheduled sessions for the non-employee Directors without management present. The Directors have determined that the Company's Lead Director, if one has been appointed, will be the presiding Director at these sessions. In the event the Company does not then have a Lead Director or he or she is not in attendance, the Chairperson of the Nominating and Governance Committee will be the presiding Director and, in his or her absence, the Chairperson of the Compensation and Organization Committee will be the presiding Director. The non-employee Directors may meet without management present at such other times as determined by the Lead Director.

   In order that interested parties may be able to make their concerns known to the non-management Directors, the Company will also disclose a method for such parties to communicate directly and confidentially with the presiding Director or with the non-management Directors as a group.

9. Self-Evaluation. The Board and each of its standing committees will perform an annual self-evaluation. Annually, the Directors will be requested to provide to the Board their assessments of the effectiveness of the Board and the committees on which they serve.

10.Ethics and Conflicts of Interest. The Board expects Rogers Directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the requirements set forth in Rogers' code of business conduct and ethics. If an actual or potential conflict of interest arises for a Director, the Director shall promptly inform the CEO and the Lead Director. If a significant conflict exists and cannot be resolved, the Director should resign. All Directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Board shall resolve any conflict of interest question involving the CEO or an elected corporate officer who regularly reports to the CEO, and the CEO shall resolve any conflict of interest issue involving any other officer of the Company.

   The Company will not make any personal loans or extensions of credit to Directors or executive officers.

11.Reporting of Concerns to Non-Employee Directors or the Audit Committee.
   Anyone who has a concern about Rogers' conduct, or about the Company's accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Lead Director, to the non-employee Directors, or to the Audit Committee. Concerns relating to accounting, internal controls, auditing or officer conduct shall be sent immediately to the Lead Director and to the Chairperson of the Audit Committee. The status of all outstanding concerns addressed to the non-employee Directors, the Lead Director, or the Audit Committee will be reported to the Lead Director and the Chairperson of the Audit Committee on a quarterly basis. The Lead Director, or the Audit Committee Chairperson may direct that certain matters be presented to the Audit Committee or the full Board and may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them.

   The Company's code of business conduct and ethics prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

12.Compensation of Board. The Compensation and Organization Committee shall have the responsibility for reviewing and recommending to the Board compensation and benefits for non-employee Directors. In discharging this duty, the committee shall be guided by three goals: compensation should fairly pay Directors for work required in a company of Rogers' size and scope; compensation should align Directors' interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand.

13.Succession Plan. The Board shall approve and maintain a succession plan for the CEO and other senior executives based upon recommendations from the Compensation and Organization Committee.

14.Annual Compensation Review of Senior Management. The Nominating and
   Governance Committee shall annually approve the goals and objectives for compensating the CEO. That Committee shall evaluate the CEO's performance in light of these goals and report the results of this evaluation to the Compensation and Organization Committee for its consideration in setting the CEO's salary, bonus and other incentive and equity compensation. The Compensation and Organization Committee shall also annually approve the compensation structure for the Company's elected corporate officers who regularly report to the CEO, and shall evaluate the performance of the Company's elected corporate officers who regularly report to the CEO before approving their salary, bonus and other incentive and equity compensation. In carrying out these responsibilities, the Nominating and Governance Committee may seek input from other members of the Board and other members of the Board may offer their input to the committee for its consideration as and to the extent the Committee deems appropriate.

15.Access to Senior Management. Non-employee Directors may contact senior managers of the Company without senior corporate management present.

16.Access to Independent Advisors. The Board and its committees shall have the right at any time to retain independent outside financial, legal or other advisors.


17.Director Orientation and Continuing Education. The CEO, in consultation with such other members of the Board of Directors or management as he or she deems appropriate or such persons as otherwise directed by the Board of Directors or the Nominating and Governance Committee, shall be responsible for providing an orientation for new Directors, and for periodically providing materials or briefing sessions for all Directors on subjects that would assist them in discharging their duties. Each new Director shall complete an orientation program within six months of election to the Board. The orientation program will include presentations by management designed to familiarize the new Director with the Company's business and strategic plans, key policies and practices, principal officers and management structure, auditing and compliance processes and its code of business conduct and ethics or similar document.

                                   Appendix B

                               Rogers Corporation
                             Audit Committee Charter

           As approved by the Board of Directors on February 19, 2004

I.   General Statement of Purpose

     The Audit Committee of the Board of Directors (the "Audit Committee") of Rogers Corporation (the "Company") assists the Board of Directors (the "Board") in general oversight and monitoring of: (i) the integrity of financial statements of the Company; (ii) the financial reporting process and systems of internal accounting and financial controls; (iii) the independent auditors' qualifications, independence and performance, (iv) the performance of the Company's internal audit function, and (v) the Company's procedures for compliance with legal and regulatory requirements. In discharging its objectives, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain counsel, or other experts for this purpose.

II.  Audit Committee Composition

     The membership of the Audit Committee shall consist of at least three members and shall consist solely of independent directors. A director's "independence" will be determined in accordance with the rules of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the related rules and regulations of the Securities and Exchange Commission. At a minimum this will require directors who are independent of management and the Company and who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as committee members. Each member of the Audit Committee shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Audit Committee, as such qualification is interpreted by the Board in its business judgment. At least one member of the Audit Committee shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment. One or more members of the Audit Committee may qualify as an "Audit Committee Financial Expert" as defined by the Securities and Exchange Commission.

     The Nominating and Governance Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board.

     The Board shall designate one member of the Audit Committee to be Chairperson of the Audit Committee.

     Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

III. Compensation

     A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional directors' fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

IV.  Meetings

     The Audit Committee will meet as often as may be deemed necessary or appropriate and at such times and places as it shall determine, but not less frequently than quarterly. The Audit Committee will meet periodically with management, the internal auditors (or persons responsible for the internal audit function) and the independent auditors in separate executive sessions. The Audit Committee will record the actions taken at meetings and will report to the full Board with respect to its meetings.

     The meetings of the Audit Committee may be held in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. A majority of the members of the committee shall constitute a quorum and the committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent as and to the extent that it deems appropriate.

     In the absence of the Chairperson of the Audit Committee, the members may appoint any other member to preside.

V.   Responsibilities

     The policies and procedures of the Audit Committee shall remain flexible, in order to permit the Audit Committee to react to changing conditions and circumstances.

     The Audit Committee shall have the sole authority to appoint, retain, terminate or replace the Company's independent auditors (subject, if required or permitted by applicable law, to shareholder ratification). The Audit Committee shall be directly responsible for the oversight of the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attest services for the Company. The Audit Committee shall be directly responsible for the compensation of the independent auditors. The Audit Committee shall inform the independent auditors that the independent auditors shall report directly to the Audit Committee.

     The Audit Committee shall pre-approve all auditing services (which may include providing comfort letters in connection with securities underwritings) and permitted non-audit services, including, in each case, the fees and terms thereof, to be performed for the Company by its independent auditors in accordance with applicable rules and regulations. The Audit Committee may delegate the authority to one or more members to pre-approve audit and permitted non-audited services, provided that decisions of such subcommittee to grant such pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may establish policies and procedures for pre-approval of non-audit services; provided that such policies and procedures are detailed as to the particular service and the Audit Committee is promptly informed of each service in accordance with such policies and procedures. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

     The Audit Committee shall perform an annual self-evaluation of the performance of the Audit Committee and report to the Board on the results of such evaluation.

VI.  Audit Committee Principal Processes

     The principal processes of the Audit Committee will generally include the following which are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate:

     A.   Review of Charter and Preparation of Proxy Statement Report

     The Audit Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to this Charter to the Board for its consideration and approval. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     B. Matters Relating to Selection, Independence and Performance of Independent Auditors

     The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee shall discuss with the independent auditors its independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

     The Audit Committee (i) shall request that the independent auditors provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented,
     (ii) require that the independent auditors submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company, (iii) discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and
     (iv) based on such disclosures, statements and discussions take or recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     The Audit Committee shall, at least annually, obtain a report (the "Independent Auditors' Annual Report") by the independent auditors describing: (i) the firm's internal quality-control procedures; (ii) material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company in order to assess the auditors' qualifications and independence.

     The Audit Committee shall review with the independent auditors any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management.

     The Audit Committee shall evaluate the independent auditors' qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

     (i)   review the Independent Auditors' Annual Report;

     (ii) review and evaluate the performance of the independent auditors and the lead partner (and the Audit Committee may review and evaluate the performance of other members of the independent auditors' audit staff), and

     (iii) assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

     In this regard, the Audit Committee shall also (1) seek the opinion of management and the internal auditors (or persons responsible for the internal audit function) of the independent auditors' performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

     The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditors that, at a minimum, meet the requirements of applicable Securities and Exchange Commission rules and regulations and listing standards of the New York Stock Exchange.

     C.   Matters Related to Company Policies and Procedures

     The Audit Committee shall receive regular reports from the independent auditors on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

     The Audit Committee shall review, if such assertions and/or assessments are required by applicable law, management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

     The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     The Audit Committee shall discuss policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     The Audit Committee shall assist the Board in its oversight of the Company's compliance with the legal and regulatory requirements applicable to the Company and its subsidiaries.

     The Audit Committee shall (i) discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company's financial statements or its compliance policies and procedures, and (ii) take such action as the Audit Committee deems necessary or appropriate, including having discussions with management and/or other employees of Rogers, in the event the Audit Committee receives a report pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder from an attorney appearing and practicing before the Securities and Exchange Commission on Rogers' behalf.

     D.   Audited Financial Statements and Related Audits

     The Audit Committee shall discuss with the internal auditors (or persons responsible for the internal audit function) and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61. The Audit Committee shall include in these discussions, to the extent it deems appropriate, the members of management who are responsible for preparing the Company's financial statements.

     The Audit Committee shall review and discuss with management, the internal auditors (or persons responsible for the internal audit function), and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage major business risks, and legal and ethical compliance programs. Further, the Audit Committee shall periodically meet separately with management, with the internal auditors (or persons responsible for the internal audit function) and with the independent auditors to discuss the results of their reviews and examinations.

     The Audit Committee shall review and discuss with management and the independent auditors the annual audited financial statements including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including the independent auditors' judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The Audit Committee shall review:

       (i) analyses prepared by management, the internal auditors (or persons responsible for the internal audit function) and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditors. The Audit Committee may also consider other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

      (ii) major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

     (iii) major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and

     (iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

     The Audit Committee shall review and, if it deems necessary or appropriate, discuss with the independent auditors (outside of the presence of management) how the independent auditors plan to handle their responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the independent auditors that the obligations under Section 10A of the Private Securities Litigation Reform Act of 1995 have not been incurred.

     The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management's response thereto. This review shall include (1) any difficulties encountered by the independent auditors in the course of performing their audit work, including any restrictions on the scope of their activities or their access to information, (2) any significant disagreements with management and (3) a discussion of the responsibilities, budget and staffing of the Company's internal audit function.

     The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

     The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to
     Section 10A(k) of the Exchange Act.

     The Audit Committee shall discuss with the Chief Executive Officer and Chief Financial Officer of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC's rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company's internal controls and procedures for financial reporting.

     Based on the Audit Committee's review and discussions (1) with management regarding the audited financial statements, (2) with the independent auditors of the matters required to be discussed by SAS 61, and (3) with the independent auditors concerning the independent auditors' independence, the Audit Committee shall make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for the last fiscal year.

     E.   Internal Audit

     At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal auditors (or persons responsible for the internal audit function) and review the internal audit plan. Such evaluation may include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditors.


     F. Interim Financial Statements, Earnings Releases and Other Financial Information

     The Audit Committee shall review and discuss (i) earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, prior to their release, (ii) such other material financial information and earnings guidance provided to ratings agencies and similar entities prior to their use, and (iii) the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q, including the results of the independent auditors' review of the quarterly financial statements and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

VII. General

     The Audit Committee may establish and delegate authority to subcommittees consisting of one or more of its members, when the Audit Committee deems it appropriate to do so in order to carry out its responsibilities.

     The Audit Committee shall make regular reports to the Board regarding its responsibilities.

     In carrying out its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Audit Committee may consult. The Audit

     Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditors or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee. The Audit Committee shall also have the authority to engage legal, accounting or other advisors to provide it with advice and information in connection with carrying out its responsibilities and shall have sole authority to approve any such advisor's fees and other retention terms.

     Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and the independent auditors. Management is also responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

                               ROGERS CORPORATION

                              One Technology Drive
                                  P. O. Box 188
                         Rogers, Connecticut 06263-0188

                                     PHONE:
                                  860.774.9605

                                    WEBSITE:
                        http://www.rogerscorporation.com

Preliminary Copies

[X] PLEASE MARK VOTE REVOCABLE PROXY       REVOCABLE PROXY
    AS IN THIS EXAMPLE                     ROGERS CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL __, 2004

     The undersigned hereby appoints JAMES M. RUTLEDGE and ROBERT M. SOFFER, and each of them acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Rogers Corporation to be held on April __, 2004 at 10:30 a.m. on the 26th floor of Fleet Bank (which at the time of the annual meeting may be known as Bank of America), 777 Main Street, Hartford, Connecticut, and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1-4:

                                                  For    Against     Abstain
1.    FIXING THE BOARD OF DIRECTORS AT            [ ]      [ ]         [ ]
      NINE. To fix the number of persons
      constituting the full board of
      directors at nine.


                                                          With-     For All
                                                  For     hold      Except
2.    ELECTING DIRECTORS. To elect the            [ ]      [ ]       [ ]
      following nominees as directors (except
      as marked to the contrary below):

      Leonard M. Baker, Walter E. Boomer, Edward L. Diefenthal,
      Gregory B. Howey, Leonard R. Jaskol, Eileen S. Kraus,
      William E. Mitchell, Robert G. Paul and Robert D. Wachob.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
3. To ratify Ernst & Young LLP as Rogers Corporation's independent auditors for the fiscal year ending January 2, 2005.

      For  [ ]          Against  [ ]          Abstain [ ]

4. To amend the second sentence of Article II, Section 2 of the By-Laws as set forth in the proxy statement.

      For  [ ]          Against  [ ]          Abstain [ ]

      THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                      -----------------------
  Please be sure to date and sign     | Date                 |
   this Proxy in the box below.       |                      |
-------------------------------------------------------------
|                                                            |
|                                                            |
|                                                            |
|--Stockholder sign above-----Co-holder (if any) sign above--|

  Detach above card, date, sign and mail in postage paid envelope provided.

                               ROGERS CORPORATION

  --------------------------------------------------------------------------
  | Please sign exactly as your name(s) appear(s) on this proxy card. When |
  | signing in a representative capacity, please give full title.          |
  |                                                                        |
  | As a stockholder, you are entitled to vote at this year's Annual       |
  | Meeting of Stockholders and are encouraged to do so by signing, dating |
  | and returning this proxy card as soon as possible.                     |
  |                            PLEASE ACT PROMPTLY                         |
  |                  DATE, SIGN & MAIL YOUR PROXY CARD TODAY               |
  --------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY CARD IN THE ENVELOPE PROVIDED.


----------------------------------------

----------------------------------------

----------------------------------------

Preliminary Copies

[X] PLEASE MARK VOTE                       REVOCABLE PROXY
    AS IN THIS EXAMPLE                     ROGERS CORPORATION (RESIP)

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL __, 2004

     The undersigned hereby appoints JAMES M. RUTLEDGE and ROBERT M. SOFFER, and each of them acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Rogers Corporation to be held on April __, 2004 at 10:30 a.m. on the 26th floor of Fleet Bank (which at the time of the annual meeting may be known as Bank of America), 777 Main Street, Hartford, Connecticut, and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1-4:

                                                  For    Against    Abstain
1.    FIXING THE BOARD OF DIRECTORS AT            [ ]      [ ]        [ ]
      NINE. To fix the number of persons
      constituting the full board of
      directors at nine.

                                                          With-     For All
                                                  For     hold      Except
2.    ELECTING DIRECTORS. To elect the            [ ]      [ ]        [ ]
      following nominees as directors (except
      as marked to the contrary below):

      Leonard M. Baker, Walter E. Boomer, Edward L. Diefenthal,
      Gregory B. Howey, Leonard R. Jaskol, Eileen S. Kraus,
      William E. Mitchell, Robert G. Paul and Robert D. Wachob.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
3. To ratify Ernst & Young LLP as Rogers Corporation's independent auditors for the fiscal year ending January 2, 2005.

      For  [ ]          Against  [ ]          Abstain [ ]

4. To amend the second sentence of Article II, Section 2 of the By-Laws as set forth in the proxy statement.

      For  [ ]          Against  [ ]          Abstain [ ]

     THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                      -----------------------
  Please be sure to date and sign     | Date                 |
   this Proxy in the box below.       |                      |
-------------------------------------------------------------
|                                                            |
|                                                            |
|                                                            |
|--Stockholder sign above-----Co-holder (if any) sign above--|

  Detach above card, date, sign and mail in postage paid envelope provided.

                               ROGERS CORPORATION

 ---------------------------------------------------------------------------
 | This proxy is evidence of your ownership of Rogers Corporaion Capital | | Stock through the Rogers Employee Savings and Investment Plan (RESIP) |
 | held by the Trustee, CIGNA Bank & Trust Company, FSB.                   |
 |                                                                         |
 | As a stockholder, you are entitled to vote at this year's Annual        |
 | Meeting of Stockholders and are encouraged to do so by signing, dating  |
 | and returning this proxy card as soon as possible.                      |
 |                            PLEASE ACT PROMPTLY                          |
 |                  DATE, SIGN & MAIL YOUR PROXY CARD TODAY                |
 ---------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY CARD IN THE ENVELOPE PROVIDED.


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